Amendment No. 3 to                                         Effective Date
Credit Agreement                                           December 17, 1999
                                 AMENDMENT NO. 3
                                       TO
                                CREDIT AGREEMENT

     Amendment No. 3, dated October 27, 1999 but, subject to satisfaction of the terms and conditions set forth herein, not effective until December 17, 1999 (the "Amendment"), to Credit Agreement, dated as of December 18, 1998 (this "Agreement"), is entered into by and among ePlus inc., a Delaware corporation formerly named MLC Holdings, Inc. ("ePLUS"), MLC GROUP, INC., a Virginia corporation ("MLC"), and MLC FEDERAL, INC., a Virginia corporation ("Federal") as borrowers (collectively, the "Borrowers" and individually, a "Borrower"), the banking institutions signatories thereto and named in Exhibit A attached to the Agreement and such other institutions that hereafter become a "Bank" pursuant to
Section 11.4 of the Agreement (collectively, the "Banks" and individually, a "Bank") and First Union National Bank, a national banking association, as agent for the Banks under the Agreement ("First Union," which shall mean its capacity as agent unless specifically stated otherwise).

                              Preliminary Statement

     WHEREAS, the Borrowers, the Banks and First Union desire to amend the Agreement in the manner hereinafter set forth effective as of December 17, 1999 provided the terms and conditions set forth herein shall have been satisfied in full.

     WHEREAS, Wachovia Bank N.A. wishes to cease its participation in the credit facility provided by the Agreement, terminate its Loan Commitment and have its Note paid in full immediately prior to the effectiveness of this Agreement on December 17, 1999.

     WHEREAS, the Borrowers, the Banks (other than Wachovia Bank N.A.) are in agreement with the wishes of Wachovia Bank N.A.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


     1. Section 1.1 of Agreement. The definition of "Present Value of Lease Payments" in Section 1.1 of the Agreement shall be and is hereby amended to be as follows:

     "Present Value of Lease Payments" shall mean the sum of all payments required to be paid to the lessor under an Eligible Lease with each of such payments discounted to its present value by applying a discount rate to each payment equal to the lesser of (a) the one-month LIBO Rate in effect at the time of the calculation (including the LIBO Rate Applicable Margin), or (b) the Base Rate in effect at the time of the calculation; provided, however, that any payment under an Eligible Lease shall only be included for the purpose of calculating the Present Value of Lease Payments if (i) the payment is not yet due under the Lease; and (ii) the lessee has no discretion as to whether or not to make the payment."

     2. Section 2.2 of Agreement. Section 2.2 of the Agreement shall be and is hereby amended to delete the date "December 17, 1999" contained therein and to substitute the date "December 16, 2000."

     3. Exhibit A to Agreement. Exhibit A to the Agreement shall be and is hereby amended and restated to be in the form and substance attached hereto.


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

     4. Representations and Warranties. The Borrowers hereby affirm all the representations and warranties made in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof as if originally given on such date. It shall be a condition to the effectiveness of this Amendment that such representations and warranties also shall continue to be true and correct on the effective date of this Amendment (December 17, 1999).

     5. Covenants. The Borrowers hereby confirm that they are in compliance with and have complied with each and every covenant set forth in the Agreement, including but not limited to Articles 5, 6 and 7 thereof, on and as of the date hereof. It shall be a condition to the effectiveness of this Amendment that the Borrowers shall be in compliance with and have complied with each and every such covenant on the effective date of this Amendment (December 17, 1999).

     6. Affirmation. The Borrowers hereby affirm their absolute and unconditional promise to pay to each Bank and First Union National Bank, as agent under the Agreement, the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity date(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

     7. Corporate Authorization and Delivery of Documents. Each Bank shall have received (a) a certificate signed by the secretary or assistant secretary of each Borrower certifying all action taken by each Borrower and any other necessary Person to authorize this Amendment, the incumbency of the persons signing this amendment, and attaching any resolutions adopted by each Borrower in connection with said authorization, and (b) and such other documents as any Bank shall require, including but not limited to the execution and delivery of amended and restated Notes conforming with the revised Loan Commitment of each Bank as set forth in Exhibit A hereto.

     8. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed. Further, this Amendment shall not be effective until December 17, 1999 and then shall become effective only if the terms and conditions set forth herein shall have been satisfied in full.

     9. Payment to Wachovia Bank N.A. It is a condition precedent to the effectiveness of this Amendment that the Note held by Wachovia Bank N.A. shall have been paid in full, including but not limited to all accrued interest and unpaid principal thereof.

    10. Reallocation of Loans. Promptly following the effectiveness of this Amendment and the delivery to each Bank of its Note in the amount of its Loan Commitment as set forth in Exhibit A hereto, the Agent shall coordinate with each of the Banks to provide for (a) funding of Loans to the Borrowers under the Credit Agreement, as amended, equal to its proportionate share of the aggregate principal amount of Loans then outstanding to the Borrowers based on its Commitment Percentage in effect as a result of this Amendment, and (b) application of the proceeds of such Loans to repayment to the other Banks, in their individual capacities, of Loans by each of them then in effect such that the aggregate Loans of each Bank shall not exceed the proportionate share of each Bank based on its Commitment Percentage applied to the aggregate principal amount of outstanding Loans by the Banks to the Borrowers on such date.

     11.   Counterparts.   This  Amendment  may  be  signed  in  any  number  of
counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.


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

     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


                                   ePLUS INC.

                                   By: ______________________________
                                   Name:
                                   Title:

                                   MLC GROUP, INC.

                                   By: ______________________________
                                   Name:
                                   Title:

                                   MLC FEDERAL, INC.

                                   By: ______________________________
                                   Name:
                                   Title:


                                   FIRST UNION NATIONAL BANK, for itself
                                   and as Agent

                                   By: ______________________________
                                   Name:
                                   Title:


                                   BANK LEUMI USA

                                   By: ______________________________
                                   Name:
                                   Title:


                                   SUMMIT BANK

                                   By: ______________________________
                                   Name:
                                   Title:

                                   KEYBANK NATIONAL ASSOCIATION

                                   By: ______________________________
                                   Name:
                                   Title:


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                                                                       EXHIBIT A


                     Banks' Loan Commitments and Percentages

                                                                Rounded
         Bank                                 Commitment      Percentages

First Union National Bank                    $20,000,000          39%
Lease Finance Group
PA 4827
1339 Chestnut Street - 12th Floor
Philadelphia, PA 19107
Fax No. 215-973-6900

Bank Leumi USA                               $10,000,000          19%
562 Fifth Avenue
New York, NY 10036
Fax No. 212-626-1329

Summit Bank                                  $10,000,000          19%
750 Walnut Avenue
Cranford, NJ 07016
Fax No.  908-709-5466

KeyBank National Association                 $11,500,000          22%
34 North Main Street
Dayton, OH 45402
Fax No.  937-586-7695
                                             ___________

                                             $51,500,000


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